UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on October 18, 2024, Core Power Acquisitions, LLC, a Delaware limited liability company (the “Purchaser”) and wholly-owned subsidiary of the programmatic joint venture (the “JV”) between Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) and The Sterling Organization, LLC, entered into a purchase agreement on October 16, 2024 (the “Purchase Agreement”) to acquire certain real property commonly known as “Bridgepointe Shopping Center” and located at 3010 Bridgepointe Parkway in San Mateo, California (the “Property”) from an unaffiliated, third-party seller, TREA 3010 Bridgepointe Parkway LLC, a Delaware limited liability company (the “Seller”). Bridgepointe Shopping Center is an approximately 231,700 square foot power center located at the base of the San Mateo-Hayward Bridge, a major East-West corridor of the Bay Area, and is 100% leased to 18 tenants, which include national retailers such as Nordstrom Rack, Marshalls, Total Wine & More and Ross Dress for Less. Following an assignment of the Purchase Agreement by the Purchaser to an affiliate and wholly-owned subsidiary of the JV (the “Property Owner”) on November 5, 2024, the Property Owner completed the purchase of the Property from the Seller on December 20, 2024 for an aggregate purchase price of approximately $127.0 million, subject to closing costs and customary prorations. The Company funded the acquisition using proceeds from its private offering, public offering and third-party mortgage financing.

Item 7.01. Regulation FD Disclosure.

On December 23, 2024, the Company issued a press release regarding the Company’s acquisition of the Property described in Item 2.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the Property will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for the Property will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-269416) and in the Company’s annual report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
Date: December 23, 2024

	By:	/s/ Arjun Mahalingam
	Name:	Arjun Mahalingam
	Title:	Chief Financial Officer & Treasurer